Exhibit 10.43

Recipient Information

1.	Recipient Name
DIAMIR, LLC
3 ORCHID CT

PRINCETON, NJ 08540

2.	Congressional District of Recipient
12

3.	Payment System Identifier (ID)
1271523595A2

4.	Employer Identification Number (EIN)
271523595

5.	Data Universal Numbering System (DUNS)
962781378

6.	Recipient’s Unique Entity Identifier

7.	Project Director or Principal Investigator
SAMUIL R UMANSKY, MD

sumansky@diamirbio.com
917-843-7629

8.	Authorized Official
Dr. Samuil Umansky

Federal Agency Information

9.	Awarding Agency Contact Information
RUSSELL BLAISDELL
Grants Management Specialist
NATIONAL INSTITUTE OF NEUROLOGICAL DISORDERS AND STROKE
russell.blaisdell@nih.gov
301-827-5432

10.	Program Official Contact Information
EMILY LAURA Caporello Program Official
NATIONAL INSTITUTE OF NEUROLOGICAL DISORDERS AND STROKE
emily.caporello@nih.gov
301-496-1779

Federal Award Information

11.	Award Number
1R43NS115212-01

12.	Unique Federal Award Identification Number (FAIN)
R43NS115212

13.	Statutory Authority
42 USC 241 15 USC 638 42 CFR 52

14.	Federal Award Project Title
Circulating Organ-enriched microRNAs as biomarkers of Rett Syndrome

15.	Assistance Listing Number
93.853

16.	Assistance Listing Program Title
Extramural Research Programs in the Neurosciences and Neurological Disorders

17.	Award Action Type
New Competing (REVISED)

18.	Is the Award R&D?
Yes

	Summary Federal Award Financial Information
19.	Budget Period Start Date 09/30/2020 – End Date 08/31/2021
20.	Total Amount of Federal Funds Obligated by this Action	$0
	20a. Direct Cost Amount	$0
	20b. Indirect Cost Amount	$0
21.	Authorized Carryover	$0
22.	Offset	$0
23.	Total Amount of Federal Funds Obligated this budget period	$387,616
24.	Total Approved Cost Sharing or Matching, where applicable	$0
25.	Total Federal and Non-Federal Approved this Budget Period	$387,616

26.	Project Period Start Date 09/30/2020 – End Date 03/30/2022
27.	Total Amount of the Federal Award including Approved Cost Sharing or Matching this Project Period	$387,616

28.	Authorized Treatment of Program Income
Additional Costs

29.	Grants Management Officer - Signature
Denise Chatman

30.	Remarks
Acceptance of this award, including the “Terms and Conditions,” is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

SECTION I – AWARD DATA – 1R43NS115212-01 REVISED

Principal Investigator(s):

SAMUIL R UMANSKY, MD

Award e-mailed to: sumansky@diamirbio.com

Dear Authorized Official:

The National Institutes of Health hereby revises this award (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to DIAMIR, LLC in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 15 USC 638 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award, including the “Terms and Conditions,” is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute Of Neurological Disorders And Stroke of the National Institutes of Health under Award Number R43NS115212. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please direct questions to the Federal Agency contacts.

Sincerely yours,

Denise Chatman

Grants Management Officer

NATIONAL INSTITUTE OF NEUROLOGICAL DISORDERS AND STROKE

Additional information follows

Cumulative Award Calculations for this Budget Period (U.S. Dollars)
Salaries and Wages	$58,834
Personnel Costs (Subtotal)	$58,834
Consultant Services	$18,667
Materials & Supplies	$79,307
Travel	$1,500
Publication Costs	$1,400
SBIR/STTR Technical	$99,048

Federal Direct Costs	$258,756
Federal F&A Costs	$103,502
Approved Budget	$362,258
Fee	$25,358
Total Amount of Federal Funds Authorized (Federal Share)	$387,616
TOTAL FEDERAL AWARD AMOUNT	$387,616

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$0

SUMMARY TOTALS FOR ALL YEARS (for this Document Number)
YR	THIS AWARD	CUMULATIVE TOTALS
1	$387,616	$387,616
2	$110,956	$110,956

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

Fiscal Information:

Payment System Identifier: 1271523595A2

Document Number: RNS115212A

PMS Account Type: P (Subaccount)

Fiscal Year: 2020

IC	CAN	2020	2021
NS	8472434	$387,616	$110,956

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

NIH Administrative Data:

PCC: CAPORETR / OC: 41021 / Released: Chatman, Denise 12/03/2020

Award Processed: 12/04/2020 12:05:24 AM

SECTION II – PAYMENT/HOTLINE INFORMATION – 1R43NS115212-01 REVISED

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – STANDARD TERMS AND CONDITIONS – 1R43NS115212-01 REVISED

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.
b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 75.
d.	National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e.	Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.
f.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of “Research and Development” at 45 CFR Part§ 75.2. As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

This award is subject to the life cycle certification requirements set forth in Section 18.5.5.4 of the NIH Grants Policy Statement and NOT-OD-19-025. Effective January 1, 2019, Awardees are required to submit this certification within the I-RPPR and the F-RPPR under Section G.1: Special Notice of Award and Funding Opportunity Announcement Reporting Requirements and maintain it on file in accordance with the records and retention policy in Section 8.4.2 of the NIH Grants Policy Statement.

A certification is required at the following times:

● For SBIR/STTR Phase I Awardees: At the time of receiving final payment or disbursement from the Payment Management System.

● For SBIR/STTR Phase II Awardees: Prior to receiving more than 50% of the total award amount and prior to final payment or disbursement from the Payment Management System.

If the grantee cannot complete this certification or cannot ensure compliance with the certification process, it should notify the GMO immediately. If resolution cannot be reached, the GMO will void or terminate the grant, as appropriate.

The certification form is available in fillable format at: http://grants.nih.gov/grants/forms.htm#sbir. An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R43NS115212. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:

Additional Costs

SECTION IV – NS SPECIFIC AWARD CONDITIONS – 1R43NS115212-01 REVISED

Clinical Trial Indicator: No

This award does not support any NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

This revision rescinds the restriction of activities involving human subjects.

THE PREVIOUS TERMS AND CONDITIONS STATED BELOW REMAIN IN EFFECT.

In addition to the Principal Investigator, the following personnel are essential to the project. Any absence, replacement, or substantial reduction in effort of individual(s) identified as key personnel, requires prior approval from NINDS staff.

●	Vladimir Tsivinsky
●	Kira Sheinerman
●	Aleksandra Djukic

This competing award has been made at the council-recommended direct cost level. See NINDS funding strategy: http://www.ninds.nih.gov/funding/ninds_funding_strategy.htm

This award includes funds for twelve months of support. The competing budget period is awarded for less than 12 months. Future year budget periods will start on SEPTEMBER 1. Allowable preaward costs may be charged to this award, in accordance with the conditions outlined in the NIH Grants Policy Statement and with institutional requirements for prior approval. The NIH Grants Policy Statement can be found at http://grants.nih.gov/grants/policy/nihgps/index.htm

HHS regulations on the administration of grants (45 Code of Federal Regulations Part 74.26) stipulate that commercial (for-profit) organizations are subject to the audit requirement contained in OMB Circular A-133. According to that Circular, entities that expend $750,000 or more in a year in Federal funds are required to have an audit performed for that year.

Allowable activities conducted by for-profit organizations will be determined by applying the cost principles for contracts with commercial organizations set forth in 48 CFR, FAR Subpart 31.2. However, independent research and development costs (including indirect costs allocable to them) are unallowable.

Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov>), which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the government will not make public any information disclosing an NIH-sponsored invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the government release any information that is part of that patent application.

In the absence of a currently negotiated facilities and administration (F&A) rate with a federal agency, F&A costs have been awarded at a rate of 40 percent of total allowable direct costs. The grantee may only charge actual F&A costs to the project not to exceed the amount awarded.

The fixed fee provided as part of this grant award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw-down of costs.

In future years, awards under the Streamlined Non-Competing Award Process (SNAP) must submit a non-competing application via the eRA Commons by the 15th of the month preceding the month in which the budget period ends. The non-competing application can be submitted using the Research Performance Progress Report (RPPR) format via the RPPR link in eRA Commons.

The use of the eRA Research Performance Progress Report (RPPR) Module for submitting Type 5 Progress Reports is required for all awards with start dates on or after October 17, 2014. See Guide Notice: NOT-OD-15-014 http://grants.nih.gov/grants/guide/notice-files/NOT-OD-15- 014.html

The funds in this award shall not be used to pay the salary of an individual at a rate in excess of Executive Level II ($197,300) per year effective January 5, 2020 See NIH Guide Notice: NOT- OD-20-065 https://grants.nih.gov/grants/guide/notice-files/NOT-OD-20-065.html

To register to use the Commons go to https://commons.era.nih.gov/commons/. Questions regarding the Commons should be addressed to Commons Support at 1-866-504-9552 or commons@od.nih.gov.

Other documents applicable to this grant should be faxed to (301) 451-5635 or mailed to: Grants Management Branch

National Institutes of Neurological Disorders and Stroke

6001 Executive Boulevard, Suite 3290, MSC 9537

Rockville, MD 20852 (Express Mail)

Bethesda, MD 20892-9537 (Regular Mail)

For additional information, you may access the NIH home page at http://www.nih.gov/ ;; and the NINDS Home Page at http://www.ninds.nih.gov

SPREADSHEET SUMMARY

AWARD NUMBER: 1R43NS115212-01 REVISED

INSTITUTION: DIAMIR, LLC

Budget	Year 1	Year 2
Salaries and Wages	$58,834	$29,417
Personnel Costs (Subtotal)	$58,834	$29,417
Consultant Services	$18,667	$9,333
Materials & Supplies	$79,307	$3,705
Travel	$1,500	$1,000

Publication Costs	$1,400	$600
SBIR/STTR Technical	$99,048	$30,014
FEE	$25,358	$7,259
TOTAL FEDERAL DC	$258,756	$74,069
TOTAL FEDERAL F&A	$103,502	$29,628
TOTAL COST	$387,616	$110,956

Facilities and Administrative Costs	Year 1	Year 2
F&A Cost Rate 1	40%	40%
F&A Cost Base 1	$258,756	$74,069
F&A Costs 1	$103,502	$29,628

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